UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): February 9, 2026

MOUNT LOGAN CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☒

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2026, the board of directors of Mount Logan Capital Inc. (the “Company”) appointed Brandon Satoren, age 37, as Chief Financial Officer and Corporate Secretary of the Company, effective April 1, 2026.

Mr. Satoren currently serves as Chief Financial Officer, Treasurer and Secretary of BCP Investment Corporation (Nasdaq: BCIC) (“BCIC”) and has held similar roles since May 2021with the public interval funds managed by the Company’s wholly owned and minority owned investment advisers. Prior to that, Mr. Satoren previously worked at PennantPark Investment Advisers, LLC, as a Vice President and Controller on their Finance & Operations team from June 2019 to May 2021. Prior to PennantPark, Mr. Satoren worked for AQR Capital Management, LLC, and, prior to AQR Capital Management, LLC, he spent approximately nine years at PricewaterhouseCoopers LLP in their Asset Management Assurance practice. Mr. Satoren holds a BBA from the University of Central Florida. Mr. Satoren is a Certified Public Accountant licensed to practice in Colorado and is a member of the American Institute of Certified Public Accountants. Mr. Satoren does not have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company.

Mr. Satoren will continue in his roles with BCIC and the Company’s two public interval funds in addition to serving as the Company’s Chief Financial Officer and Corporate Secretary. BCIC is a closed-end, externally managed, non-diversified investment company that is regulated as a business development company and is managed by the same external manager as Alternative Credit Income Fund (“ACIF”), one of the Company’s two interval funds. This external manager, Sierra Crest Investment Management (“SCIM”), is majority owned by BC Partners Advisors L.P. (“BCPA”). The Company holds a minority interest of 24.99% in SCIM. The Company’s relationship with BCPA through its shared ownership in SCIM as well as the Servicing Agreement (as defined below), and other agreements and fee-sharing arrangements represents a key aspect of the Company’s asset management segment. The Company’s other public interval fund, Opportunistic Credit Interval Fund, is managed by the Company’s wholly owned asset manager, Mount Logan Management LLC.

Mr. Satoren’s services to the Company will be provided in accordance with that certain Third Amended and Restated Servicing Agreement, dated as of January 23, 2023, by and among the Company and BCPA (the “Servicing Agreement”), a copy of which is included hereto as Exhibit 10.1 and is incorporated herein by reference. Mr. Satoren has not entered into any compensatory arrangements with the Company.

Due to the overlapping nature of the business of the Company and BCPA, the Company’s reliance on various agreements with BCPA, including the Servicing Agreement, and BCPA’s minority equity interest in the Company through its affiliate, BC Partners Investment Holdings, conflicts of interest may exist with BCPA. Additional information regarding these and any other potential “related person transactions” under Item 404 of Regulation S-K between the Company and BCPA and their affiliates is disclosed in the section entitled “Certain Relationships and Related Person Transactions” of the Company’s prospectus pursuant to Rule 424(b)(1) (File No. 333-292668), filed with the Securities and Exchange Commission on January 15, 2026, which is incorporated herein by reference.

On February 9, 2026, Nikita Klassen notified the Company of her intention to resign as Chief Financial Officer and Corporate Secretary of the Company effective as of the close of business on March 31, 2026. The Company and its board of directors are grateful to Ms. Klassen for her service.

Ms. Klassen’s resignation is not a result of any disagreement with the Company on any matter relating to its operations, financial statements, policies, or practices, or to any issues regarding its accounting policies or practices.

Item 7.01 Regulation FD

A press release announcing Mr. Satoren’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Third Amended and Restated Servicing Agreement, dated March 17, 2023 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (File No. 333-286043) filed on June 12, 2025).

99.1	Press Release, dated February 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	February 10, 2026	By:	/s/ Nikita Klassen
		Name:	Nikita Klassen
		Title:	Chief Financial Officer